SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2019 (February 5, 2019)

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Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The board of directors (“Board”) of Neuralstem, Inc. (the “Company”) was notified by Tianjin Pharmaceuticals Group International Holdings Co., LTD (“Tianjin”) that Binxian Wei is being appointed to replace Xi Chen as the director appointee of the Company’s Series A 4.5% Convertible Preferred Stock (“Series A Stock”) effective February 5, 2019. Tianjin is the sole shareholder of the Company’s Series A Stock. Mr. Wei will serve as a Class III director until the Company’s 2020 annual shareholder meeting or until such time as he resigns or is removed.

There are no family relationships among Mr. Wei and any of our executive officers or directors.

As compensation for their services on the Board, Mr. Wei will participate in the Company’s non-executive board compensation plan as described in the Company’s Current Report on Form8-K filed on June 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2019	Neuralstem, Inc.

/s/ Kenneth Carter
By: Kenneth Carter
Executive Chairman